Exhibit A-2

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                               September 30, 2002
                          ----------------------------
                                   (Unaudited)


ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                   $       1
   Receivables:
     Customers                                                      -
     Associated companies                                              9
     Other                                                           380
   Notes receivable from associated companies                     13,405
   Prepayments and other                                               2
                                                                ---------
                                                                  13,797
                                                                ---------
OTHER INVESTMENTS                                                     21
                                                                --------


      TOTAL ASSETS                                             $  13,818
                                                                ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable
     Other                                                     $     738
     Associated companies                                             26
   Accrued taxes                                                    -
   Accrued interest                                                 -
   Other                                                              38
                                                                --------
                                                                     802
                                                                --------
CAPITALIZATION:
   Common stockholders' equity                                    12,782
   Long-term debt                                                   -
                                                                --------
                                                                  12,782
                                                                --------
DEFERRED CREDITS:
   Accumulated deferred income taxes                                  84
   Other                                                             150
                                                                --------
                                                                     234
                                                                --------

      TOTAL LIABILITIES & CAPITALIZATION                       $  13,818
                                                                ========


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                                                                     Exhibit A-2

                          GPU ADVANCED RESOURCES, INC.
                               Statement of Income
                          ----------------------------
                                   (Unaudited)


                                           Three Months      Nine Months
                                              Ended             Ended
                                           Sept 30,2002     Sept 30, 2002
                                           ------------     -------------

REVENUES                                     $      69        $     478

EXPENSES:

   Purchased power                                -                 115
   Other operating expenses                         86              386
   Provision for depreciation                     -                   2
   General taxes                                  -                -
                                              --------        ----------
      Total expenses                                86              503
                                              --------        ---------

INCOME/(LOSS) BEFORE INTEREST
   & INCOME TAXES                                  (17)             (25)

NET INTEREST CHARGES:

   Interest expenses                              -                   1
   Capitalized interest                           -                -
                                              --------         --------
      Net interest charges                        -                   1
                                              --------         -------- -

INCOME TAXES                                        (6)              (9)
                                              --------         --------

NET INCOME/(LOSS)                            $     (11)       $     (17)
                                              ========         ========